Exhibit 99.1
MRV Announces Principal Findings of Stock Option Inquiry by Special Board Committee
CHATSWORTH, CA — February 2, 2009 — MRV COMMUNICATIONS, INC. (NASDAQ: MRVC) today announced that the special committee (the “Special Committee”) of its Board of Directors, assisted by independent legal counsel and forensic accounting professionals, has reported to the Board of Directors the Special Committee’s principal findings and recommendations with respect to the company’s historical stock option practices and prior informal review of such practices that MRV had conducted internally in late 2006 and early 2007. The Special Committee also reviewed, and reported to MRV’s Board of Directors, its principal findings on various accounting issues relating to several of MRV’s European subsidiaries. The recommendations made by the Special Committee in connection with its review were accepted by MRV’s Board of Directors, which promptly voted to adopt the remedial actions recommended by the Special Committee. MRV’s auditors have not yet completed their review of the Special Committee’s findings and recommendations, or their audit of MRV’s anticipated restatement of prior financial statements.
Background
As previously announced on June 5, 2008, as a result of the determination by MRV’s management that accounting measurement dates for certain stock option grants differed from the measurement dates previously used for such awards, MRV’s Board of Directors established the Special Committee to conduct an independent review of the company’s historical stock option granting practices and related accounting, of the bases for conclusions drawn from an earlier informal and voluntary review of MRV’s share-based award practices that MRV had conducted internally and of MRV’s accounting for earn-outs and profit sharing in certain European subsidiaries. The company also announced on June 5, 2008 that it expected to restate its financial statements to record the effects of additional non-cash compensation expenses and had determined that financial statements and the related reports of MRV’s independent public accountants, earnings press releases, and similar communications issued by MRV before the announcement should not be relied upon pending restatement of its historical financial statements.
The Special Committee’s Principal Findings
Principal findings of the Special Committee’s investigation include:
•	With respect to the company’s stock option practices, that:
o	many pre-2004 option grant dates and grant prices were retrospectively selected,

o	such practices were not consistent with relevant provisions of the company’s option plans,

o	the company did not recognize appropriate compensation expense for options granted in the money,

o	no evidence was found that the option granting practices were carried out for the personal benefit of those awarding options, and

o	beginning in March 2004, improved controls were imposed by MRV over the company’s option granting practices, including the use of predetermined grant dates, which eliminated the ability to select grant dates based on historical prices;
•	That MRV’s earlier self-initiated informal review of its share-based award practices, which the company conducted internally, did not determine the earlier erroneous reporting;

•	That the accounting treatment and disclosure of transactions relating to two of MRV’s subsidiaries were incorrect, including the failure to recognize compensation expense relating to:
o	incentive compensation arrangements used for employees and co-founders of one of its Swiss subsidiaries, and

Exhibit 99.1-1

o	earn-out formulae and profit sharing arrangements with former owners of one of its Italian subsidiaries; and
•	That taxes were not withheld on bonus payments made to managers of certain European subsidiaries.
Progress toward Restatement
Using the Special Committee’s findings, MRV’s accounting personnel are working with outside accounting and finance professionals to determine the adjustments necessary to restate the company’s financial statements for the periods affected. The company has developed a methodology to determine the measurement dates of every stock option grant made since the first in February 1994 as a basis for calculating the amount of noncash charges associated with these stock option grants and the resulting tax effect. The company’s methodology and accounting adjustments will then be reviewed by its independent registered public accountants. The company is making, and intends to continue to make, every effort to complete an efficient and accurate process to restate its financial statements and return to full SEC compliance as soon as practical.
Remedial Recommendations and Actions
Based on the results of its investigation, the Special Committee recommended to the Board that it adopt a number of remedial actions, which the Board, by vote, promptly agreed to do. Such actions include: immediate searches for three new independent directors; recruiting a new President to work with Noam Lotan, who remains the company’s Chief Executive Officer; recruiting an in-house general counsel; hiring an internal auditor; and engaging an outside stock plan administrator to manage the option granting process going forward.
Implementation of these remedial actions is ongoing. Because MRV’s Bylaws provided that the offices of President and Chief Executive Officer were to be held by the same person, MRV amended its Bylaws to separate the offices of the company’s President and its Chief Executive Officer.
Forward-Looking and Cautionary Statements
The matters discussed in this news release include or infer forward-looking statements or may imply that future events, which if known today, would not materially affect statements made in this press release. In particular, statements discussing the status of the Special Committee’s investigation and its findings; the timing, effect or sufficiency of remedial actions recommended or taken; and the timing involved, and delays associated, with the review by MRV’s independent accountants or any additional guidance MRV may seek regarding the methodology used to determine the accounting measurement dates or other estimates to restate MRV’s financial statements include or may infer forward-looking statements. These statements are based on our current expectations, estimates and assumptions and are subject to risks and uncertainties that could cause future events and MRV’s future results and financial condition to differ materially from those made or inferred from this press release. These risks and uncertainties include, but are not limited to, the final timing and outcome of an audit or review by MRV’s independent registered public accountants of the Special Committee’s investigation and findings; any additional findings by the Special Committee; the effect and magnitude of adverse tax or accounting adjustments resulting from the Special Committee’s review; and the effect of the Special Committee’s review and investigation, its findings, recommendations and resulting remedial action on the prosecution, defense and disposition of pending or future derivative and other litigation involving matters leading to the restatement of MRV’s financial statements, potential SEC investigatory or enforcement proceedings or potential proceedings by other regulatory authorities.
All statements in this news release, including those considered forward-looking are made as of the date of this press release, based on the information available to management as of its date, and MRV assumes no obligation to update any forward-looking statement.
About MRV Communications, Inc.
MRV Communications, Inc. (“MRV”) is a leading provider of network equipment and services, and optical components. MRV’s networking business provides equipment used by commercial customers, governments and telecommunications service providers, and includes switches, routers, physical layer products and out-of-band management products as well as specialized networking products for aerospace, defense and other applications including voice and cellular communication. MRV’s optical components business provides optical communications components for metropolitan, access and Fiber-to-the-Premises applications, through its wholly owned subsidiary SourcePhotonics, Inc. MRV markets

Exhibit 99.1-2

and sells its products worldwide through a variety of channels, including a dedicated direct sales force, manufacturers’ representatives, value-added-resellers, distributors and systems integrators. MRV also has operations in Europe that provide network system design, integration and distribution services that include products manufactured by third-party vendors, as well as internally developed and manufactured products. Publicly traded since 1992, MRV is listed on the NASDAQ National Market under the symbol MRVC. For more information about MRV and its products, please call (818) 773-0900 or visit our websites at www.mrv.com and www.sourcephotonics.com.

Investor Relations	The Blueshirt Group for MRV
MRV Communications, Inc.	Maria Riley
(818) 886-MRVC (6782)	maria@blueshirtgroup.com ir@mrv.com
(415) 217-2631

Exhibit 99.1-3